EXHIBIT 3.7

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                          )
                                )       CHAPTER 11
                                )
EPIC RESORTS, LLC, et al.       )       CASE NOS. 01-002459 (MFW)
                                )
          Debtors.              )       et seq.


                ORDER GRANTING MOTION FOR APPOINTMENT OF TRUSTEE
                        PURSUANT TO 11 U.S.C. ss. 1104(a)
                               (Re: Docket No. 57)

     UPON CONSIDERATION of the Motion for Appointment of Trustee Pursuant to 11 U.S.C. ss. 1104(a) (Docket No. 57, the "Motion"), the pleadings, the arguments of counsel and the record, and the reasons stated by the Court on the record on February 14, 2002, it is hereby:

     ORDERED that the Motion is GRANTED; and it is further

     ORDERED that the United States Trustee shall appoint a trustee for the chapter 11 estate of Epic Resorts LLC (the "Debtor") and all debtors whose cases are being jointly administered with that of the Debtor.

Dated: February 14, 2001
       Wilmington, DE
                                                /s/ Mary F. Walrath
                                                -------------------------------
                                                Mary F. Walrath
                                                United States Bankrutpcy Judge